UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

Registration Statement under the Securities Act of 1933

CTT International Distributors Inc.
(Name of small business issuer in its charter)
Delaware	5731	98-6218467
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1145 West 7th Avenue, Vancouver, British Columbia, V6H 1B5, Canada 604.733.2600
(Address and telephone number of principal executive offices)
Rene Daignault 1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6, Canada 604.648.0527
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be registered	Amount to be registered	Offering price per share	Aggregate offering price	Registration Fee (1)
shares of common stock to be offered by CTT	2,500,000	$0.10	$250,000	$31.68
shares of common stock to be offered by selling stockholders	1,682,933	$0.10	$168,293	$21.32
TOTAL	4,182,933		$418,293	$53.00

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933.

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Preliminary Prospectus

CTT International Distributors Inc.
Maximum of 2,500,000 shares of common stock

CTT International Distributors Inc. (“CTT”) is offering up to 2,500,000 shares of common stock on a self underwritten basis. The offering price is $0.10 per share and the maximum amount to be raised is $250,000. CTT intends to offer up to a maximum of 2,500,000 shares through its sole officer and director to investors, both inside and outside the United States. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by CTT is being conducted on a best efforts basis. There is no minimum number of shares required to be sold by CTT. All proceeds from the sale of these shares will be delivered directly to CTT and will not be deposited in any escrow account. If the entire 2,500,000 shares of common stock are sold, CTT will receive gross proceeds of $250,000 before expenses of approximately $37,600. CTT plans to end the offering on December 31, 2005. However, CTT may, at its discretion, end the offering sooner or extend the offering until March 31, 2006. No assurance can be given on the number of shares CTT will sell or even if CTT will be able to sell any shares.

In addition, this prospectus relates to the resale of up to 1,682,933 shares of common stock by selling stockholders. The selling stockholders may sell their common stock from time to time in private negotiated transactions. The selling stockholders, other than CTT’s president, will offer or sell shares of CTT’s common stock at $0.10 per share unless and until the offering price is changed by subsequent amendment to this prospectus, or when CTT’s shares of common stock become listed or quoted on a securities market. Should CTT’s shares of common stock become listed or quoted, selling stockholders may then sell their shares at prevailing market prices or privately negotiated prices. CTT will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. However, CTT will pay for the expenses of this offering and the selling stockholders’ offering.

There is no public market for the shares of common stock of CTT.

A purchase of CTT’s common stock is highly speculative and investors should not purchase shares of CTT’s common stock unless they can afford to lose their entire investment. Investing in CTT’s common stock involves risks. See “Risk Factors” starting on page for factors to be considered before investing in CTT’s shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

If CTT changes the fixed offering price, it will file an amendment to the registration statement.

The date of this prospectus is ________________ .
Subject to completion.

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Table of Contents

RISK FACTORS

USE OF PROCEEDS

DILUTION
CTT’s Offering
Stockholder’s Offering

LEGAL PROCEEDINGS

EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL STOCKHOLDERS

DESCRIPTION OF SECURITIES

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Plan of Operation

DESCRIPTION OF PROPERTY

EXPERTS

FINANCIAL STATEMENTS
Audited Financial Statements as of December 31, 2004

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SUMMARY OF OFFERING

CTT’s business

CTT is a Delaware company that operates through its wholly-owned subsidiary, CTT Distributors Ltd. CTT is in the e-commerce business and provides products to the internet consumer through its website www.cheaperthanthem.com (the “Website”). CTT has a direct business, in which it buys and takes possession of excess electronic and computer inventory for resale. In addition, CTT has a fulfillment partner business, in which CTT facilitates the sale of merchandise of other retailers, cataloguers or manufacturers through the Website.

CTT has one subsidiary, CTT Distributors Ltd. (the “Subsidiary”), which is the operating company and was incorporated under the laws of the Province of British Columbia on May 17, 2004.

CTT was formed by the merger of two Delaware companies, Slabsdirect.com, Inc. (“Slabsdirect”) and CTT International Distributors Inc. (“MergeCo”), under the laws of the State of Delaware on January 7, 2005. Slabsdirect was incorporated under the laws of the State of Delaware on January 14, 2000. MergeCo was incorporated under the laws of the State of Delaware on November 1, 2004. As part of the merger, the Articles of Slabsdirect were adopted as the Articles of CTT.

Prior to the merger and pursuant to a share exchange agreement dated December 29, 2004, Slabsdirect agreed to issue 455,001 shares of common stock in exchange for all of the issued and outstanding shares of common stock of the Subsidiary. The acquisition was considered a reverse acquisition for accounting and financial reporting purposes. See Exhibit 10.1 – Share Exchange Agreement for more details.

Prior to the acquisition of the Subsidiary, Slabdirect’s sole asset consisted of ownership of a 100% interest in the issued and outstanding capital stock of Slabsdirect.com Online (BC) Ltd. (“SlabsOnline”), a company incorporated in the Province of British Columbia, Canada. SlabsOnline has been unsuccessful in the business of establishing a vertical trade portal on the Internet for the natural stone industry. Slabsdirect disposed of its interest in SlabsOnline to the former president of Slabsdirect pursuant to the stock purchase agreement dated December 29, 2004. See Exhibit 10.2 – Stock Purchase Agreement for more details

CTT’s administrative and operational office is located at 1145 West 7th Avenue, Vancouver, British Columbia, V6H 1B5, Canada, telephone (604) 733-2600. CTT’s registered statutory office is located at 3511 Silverside Road, Suite 105, Wilmington, Delaware. CTT’s fiscal year end is December 31.

The offering: Following is a brief summary of this offering:

Securities being offered	2,500,000 shares of common stock (maximum) offered by CTT 1,682,933 shares of common stock offered by the selling stockholders
Number of shares outstanding before the offering	10,317,101 shares of common stock
Number of shares outstanding after the offering	12,817,101 shares of common stock, assuming all offered shares are sold.
Offering price per share	$0.10 per share
Net Proceeds to CTT	$212,400, assuming all offered shares are sold
Use of proceeds	Develop and populate Website Expand inventory and products on Website Implement marketing and advertising strategy Expand business operations Repayment of outstanding or accrued debt Working capital

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Selected Financial Data (audited)

The following financial information summarizes the more complete historical and audited financial information provided in this registration statement.

December 31, 2004 (audited)
Balance Sheet
Total Assets	$53,541
Total Liabilities	$97,422
Stockholders’ Equity (Deficit)	($43,881)
Income Statement
Revenue	$30,789
Total Expenses	$38,095
Net Loss	($52,833)

RISK FACTORS

Please consider the following risk factors before deciding to invest in CTT’s shares of common stock.

Risks associated with CTT:

1.  CTT is an initial development stage company and may not be able to continue as a going concern and may not be able to raise additional financing.

A note provided by CTT’s independent auditors in CTT’s financial statements for the period from inception, May 17, 2004, through December 31, 2004 contains an explanatory note that indicates that CTT is an initial development stage company and its ability to continue as a going concern is dependent on continued financial support from its shareholders, raising additional capital to fund future operations and ultimately to attain profitable operations. The explanatory note states that, because of such uncertainties, there may be a substantial doubt about CTT’s ability to continue as a going concern. This note may make it more difficult for CTT to raise additional equity or debt financing needed to run its business and is not viewed favorably by analysts or investors. CTT urges potential investors to review this report before making a decision to invest in CTT.

2.  CTT lacks an operating history and has losses that it expects to continue into the future. If the losses continue CTT will have to suspend operations or cease operations.

CTT has had no significant operating history upon which an evaluation of its future success or failure can be made. CTT’s net loss since its inception on May 17, 2004 is $52,883. CTT’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to generate revenues from its planned business operations and to reduce development costs.

Based upon current plans, CTT expects to incur $3,000 per month in operating losses in the next 12 to 18 months. This will happen because there are expenses associated with the development and operation of its website. CTT cannot guaranty that it will be successful in generating revenues in the future. Failure to generate revenues may cause CTT to go out of business.

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3.  CTT is relatively new to the internet marketplace with no history of operations and, as a result, CTT’s ability to operate and compete effectively may be affected negatively.

In deciding whether to purchase CTT’s shares of common stock, and the likelihood CTT’s success, you should consider that CTT is relatively new to the internet marketplace and has no operating history upon which to judge its current operations. As a result, you will be unable to assess CTT’s future operating performance or its future financial results or condition by comparing these criteria against its past or present equivalents.

Also, the computer and Internet industries are characterized by rapidly changing technologies, frequent introductions of new products, services, and industry standards. CTT’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of CTT’s services, as well as, the development and maintenance of the Internet’s infrastructure to cope with this increased traffic. CTT’s future success will also depend in large part on its ability to develop and enhance CTT’s products and services. There are significant technical risks in the development of new or enhanced services, including the risk that CTT will be unable to effectively use new technologies, adapt its services to emerging industry standards, or develop, introduce and market new or enhanced products and services. Also, if CTT is unable to develop and introduce enhanced or new products and services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these products and services do not achieve market acceptance, CTT may not be able to compete effectively.

4.  CTT does not have sufficient funds to complete each phase of its proposed plan of operation and as a result may have to suspend operations.

Each of the phases of CTT’s plan of operation is limited and restricted by the amount of working capital that CTT has and is able to raise from financings and generate from business operations. CTT currently does not have sufficient funds to complete each phase of its proposed plan of operation and CTT expects that it will not satisfy its cash requirements for the next 12 months. As a result, CTT may have to suspend or cease its operations on one or more phases of the proposed plan of operation. As of December 31, 2004, CTT had $28,124 in cash. Until CTT is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity financing. At any phase of CTT’s plan of operation, if CTT finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If CTT cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital. CTT will need to raise additional capital of approximately $250,000 to proceed with and complete its plan of operation. CTT will also require additional financing if the costs of the proposed phases of the plan of operation are greater than anticipated. CTT will require additional financing to sustain its business operations if CTT is not successful in earning revenues from its business operations. CTT can provide no assurance to investors that CTT will be able to find additional financing if required. Any sale of share capital will result in dilution to existing shareholders.

5.  Failure to successfully compete in the e-commerce industry with established e-commerce companies may result in CTT’s inability to continue with its business operations.

There are approximately 1,000 established e-commerce companies that provide similar services. CTT expects competition in this market to increase significantly as new companies enter the market and current competitors expand their online services. Currently, CTT’s competitive position in this market ranks near the bottom half.

If CTT is unable to develop and introduce enhanced or new technology or services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, CTT may not be able to compete effectively.

In addition, CTT’s competitors may develop content that is better than CTT’s or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one of these companies, or by CTT’s competitors collectively, could have a negative impact on CTT’s business, results of operations and financial condition and as a result, CTT may not be able to continue with its business operations.

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6.  Since CTT’s success depends upon the efforts of Amit Sankhala, the key member of its management, and its ability to attract and retain key personnel, CTT’s failure to retain key personnel will negatively effect its business.

CTT’s business is greatly dependent on the efforts of its CEO, Amit Sankhala. CTT currently does not have an employment agreement with Mr. Sankhala. CTT does not currently maintain key man life insurance for Mr. Sankhala. The loss of Mr. Sankhala could have a negative impact on CTT’s business, operating results and financial condition. Competition for qualified personnel is intense and CTT may not be able to hire or retain qualified personnel, which could also have a negative impact on CTT’s business.

Also, Mr. Sankhala devotes only 20 hours per week to CTT’s operations, with the balance of the work week devoted to Tiger Ventures Inc. and to studying for a political science degree at Simon Fraser University in Vancouver, British Columbia. Mr Sankhala is employed by Tiger Ventures Inc. to provide 20 hours per week of his time. However, under the terms of employment with Tiger Ventures Inc. Mr. Sankhala has the discretion to set his own work schedule. Also, Mr. Sankhala also devotes 10 hours per week to his school studies.

7.  Since CTT relies on one provider to host its website, CTT’s technical systems could fail if this service is interrupted, which in turn would have a negative impact on CTT’s business.

Although CTT has back up facilities for its computer systems, CTT relies on one provider to host the Website, Ezyra E-Business Services. If Ezyra E-Business Services failed to provide service to its systems, CTT would be unable to maintain website availability. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. CTT’s business depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Any system interruptions that cause its website to be unavailable could materially adversely affect its business. Furthermore, CTT will be depending on outside expertise to maintain and expand its website design and capabilities. There is no assurance that website consultants can be retained who will understand the needs of and have the solution for a desirable, user_friendly commercial website.

8.  CTT’s business exposes CTT to potential product liability claims, and CTT may incur substantial expenses if CTT is subject to product liability claims or litigation, which could result in a negative impact on its business.

CTT’s products involve a minimal inherent risk of product liability claims and associated adverse publicity. However, CTT may be held liable if any product it sells causes injury or is otherwise found unsuitable. Currently, CTT does not carry any product liability insurance or general business coverage. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. These costs would have the effect of increasing CTT’s expenses and diverting management’s attention away from the operation of its business, and could harm CTT’s business.

9.  CTT may be subject to legal proceedings involving its intellectual property that could result in substantial costs and which could materially harm CTT’s business operations.

From time to time, CTT may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by CTT. These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require CTT to change its business practices in expensive ways. Additional litigation may be necessary in the future to enforce CTT’s intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm CTT’s business.

Risks associated with CTT’s industry:

10.	Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on CTT’s business.

Currently, other than business and operations licenses applicable to most commercial ventures, CTT is not required to obtain any governmental approval for its business operations. However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on CTT and its business operations. Additionally, in response to concerns regarding “spam” (unsolicited electronic messages), “pop-up” web pages and other Internet advertising, the federal government and a number of states have adopted or proposed laws and regulations that would limit the use of unsolicited Internet advertisements. While a number of factors may prevent the effectiveness of such laws and regulations, the cumulative effect may be to limit the attractiveness of effecting sales on the Internet, thus reducing the value of CTT’s business operations. Also, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on CTT’s business and add additional costs to CTT’s business operations.

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11.	Security of online transactions via the Internet and any security breaches will have a negative impact on CTT’s business.

The secure transmission of confidential information over public telecommunications facilities is a significant barrier to electronic commerce and communications on the Internet. Many factors may cause compromises or breaches of security systems used by CTT and other Internet sites to protect proprietary information. A compromise of security on the Internet would materially negatively affect the use of the Internet for commerce and communications. This in turn would negatively affect CTT’s business. Circumvention of CTT’s security measures could result in misappropriation of its proprietary information or cause interruptions of CTT’s operations. Protecting against the threat of such security breaches may require CTT to expend significant amounts of capital and other resources. There can be no assurance that CTT’s security measures will prevent security breaches.

12.	CTT’s business will be adversely affected if the infrastructure of the Internet is unable to support demands placed on it by CTT’s business.

The success of commercial use of the Internet depends in large part upon the development and maintenance of the Internet’s infrastructure, including the development of complementary products such as various broadband technologies. The number of users of the Internet and the amount of traffic on the Internet have grown significantly and are expected to continue to grow, placing greater demands on the Internet's infrastructure. This infrastructure may not be able to support the demands placed on it by this continued growth without its performance or reliability being decreased. Any outages or delays in services could lower the level of Internet usage. In addition, the infrastructure and complementary products and services necessary to make the Internet a viable commercial marketplace may not develop. If usage of the Internet is curtailed due to infrastructure constraints or lack of complementary products, CTT expects an adverse impact on its business and revenues. Even if such infrastructure and complementary products and services do develop, there can be no guarantee that the Internet will become a viable commercial marketplace for products and services such as those offered by CTT.

Risks associated with this offering:

13.	No public trading market for CTT’s common stock may develop and as a result you may not be able to resell your stock.

There is currently no public market for the shares of common stock of CTT. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. There can be no assurance that a liquid public market on a stock exchange or quotation system will develop, or be sustained after the offering. The lack of a liquid public market will reduce your ability to divest an investment in CTT.

14.	If and when CTT’s shares of common stock are listed for trading, any sale of a significant amount of CTT’s shares of common stock into the public market may depress CTT’s stock price.

Amit Sankhala, the sole officer and director of CTT, currently owns 8,634,168 shares of common stock, which represent 83.7% of the 10,317,101 issued and outstanding shares of common stock of CTT, and none have been registered for resale by Mr. Sankhala as a selling shareholder. Currently, there are 1,227,932 shares of common stock of CTT that are freely tradeable and there are no shares that are subject to Rule 144. The remaining shares are restricted from trading. If CTT’s shares of common stock are listed for trading, Mr. Sankhala may sell in the future, large amounts of common stock into the public market over relatively short periods of time subject to Rule 144. Any sale of a substantial amount of CTT’s common stock in the public market by Mr. Sankhala may adversely affect the market price of CTT’s common stock. Such sales could create public perception of difficulties or problems with CTT’s business and may depress CTT’s stock price.

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15.
Because CTT’s sole officer and director will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors, which may lead to the entrenchment of management.

Amit Sankhala, CTT’s sole director and officer, currently owns an aggregate 8,634,168 shares (83.7%) and has voting control of CTT. Holders of CTT’s shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of CTT’s directors. After the offering, assuming that all the shares offered are sold and that Mr. Sankhala does not acquire an interest in any of the offered shares, Mr. Sankhala will own 78.0% of the outstanding shares and will still have voting control of CTT. As a result, if Mr. Sankhala does not sell any of his shares, and regardless of the number of shares you may acquire, Mr. Sankhala will be able to elect all of CTT’s directors and control CTT’s business operations and entrench management.

16.	Subscribers to this offering will suffer immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution. As a result, you will pay a price per share that substantially exceeds the value of CTT’s assets after subtracting its liabilities. If all shares of the offering are subscribed for, the subscribers will contribute 65% of all subscription funds received by CTT since January 14, 2000, and 100% of all subscription funds received by CTT since May 17, 2004, but will own only 19.5% of the shares of common stock issued and outstanding. See “Dilution” on page for more information.

17.	CTT does not expect to pay dividends in the foreseeable future.

CTT has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future. CTT intends to retain earnings, if any, to develop and expand its business operations.

18.	“Penny Stock” rules may make buying or selling CTT’s shares of common stock difficult, and severely limit the market and liquidity of the shares of common stock.

Trading in CTT’s shares of common stock is subject to certain regulations adopted by the SEC commonly known as the “penny stock” rules. If and when CTT’s shares of common stock are listed for trading, Amit Sankhala believes that trading will begin in the $1.00 per share range. If this is the case, the shares will trigger and be subject to the “penny stock” rules. These rules govern how broker-dealers can deal with their clients and “penny stocks”. The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in CTT’s securities, which could severely limit their market price and liquidity of CTT’s securities. See “Penny Stock rules” on page for more details.

USE OF PROCEEDS

The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold. The offering is being made on a self-underwritten basis for a maximum of 2,500,000 shares of common stock. The offering price per shares is $0.10. The table below sets forth the use of proceeds if 20%, 40%, 60% and 100% of the offering is sold

	Gross offering proceeds
Shares sold	500,000	1,000,000	1,500,000	2,500,000
Gross proceeds	$50,000	$100,000	$150,000	$250,000
Offering expenses	$37,600	$37,600	$37,600	$37,600
Net proceeds	$12,400	$62,400	$112,400	$212,400
The net proceeds will be used as follows:
Project development	$8,400	$25,000	$50,000	$110,000
Marketing	$nil	$25,000	$40,000	$55,000
Debt repayment	$4,000	$10,000	$15,000	$25,000
Working capital	$nil	$2,400	$7,400	$22,400

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The estimated offering expenses are comprised of: SEC filing fee - $100; transfer agent fees - $1,000; printing expenses - $500; EDGAR filing fees - $1,000; accounting and consulting fees - $10,000; and legal fees - $25,000.

Project development costs are comprised of website upgrades, server upgrades and unique online content. Also, these costs will include the costs incurred in developing and populating the Website, expanding inventory and products on the Website, and expanding the business operations.

Marketing costs are comprised of online marketing charges, bulk directed email marketing to authorized users, PDF catalog development, and some print marketing for the wholesale market, along with any costs incurred in the development and implementation of CTT’s marketing and advertising strategy.

Debt in the past has been comprised primarily of repayment to Amit Sankhala for management fees that had accrued and for expense reimbursements. Currently, CTT owes Mr. Sankhala $9,900 for funds that were loaned to CTT for the acquisition of its domain name and for the purchase of inventory, and $1,256 for expense reimbursements. CTT issued a promissory note to Mr. Sankhala for the $9,900 debt, which is unsecured, non-interest bearing and due on demand. The debt for the expense reimbursements is also due on demand, unsecured and non-interest bearing. CTT may use the proceeds from this offering to pay these debts.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by CTT. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

CTT will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

CTT cannot be more specific about the application of the net proceeds for project development, because CTT does not know how much funds will be needed to develop a project. If CTT attempted to be too specific, every time an event occurred that would change its allocation, CTT would have to amend this registration statement. Management believes that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that CTT would have to spend money for legal fees that could be spent on project development.

Working capital is the cost related to operating CTT’s office. It is comprised of telephone service, mail, stationary, administrative salaries, accounting, acquisition of office equipment and supplies, which CTT has estimated at $12,000 for one year and expenses of filing reports with the SEC, which CTT has estimated at $20,000 for one year.

CTT will not receive any proceeds from the sale of shares of CTT’s common stock being offered by the selling security holders. If CTT fails to sell sufficient shares of common stock to cover the expenses of this offering, CTT’s President, Amit Sankhala, has agreed to advance funds necessary to pay all offering expenses.

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DETERMINATION OF OFFERING PRICE

There is no established market price for CTT’s common stock. CTT has arbitrarily determined the initial public offering price of the shares of common stock at $0.10 per share. CTT’s sole director considered several factors in such determination, including the following:

! prevailing market conditions, including the history and prospects for the industry in which CTT competes;
! CTT’s future prospects; and
! CTT’s capital structure.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, because CTT has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for the assets owned by CTT. No valuation or appraisal has been prepared for CTT’s business and potential business expansion. You cannot be sure that a public market for any of CTT’s securities will develop and continue or that the shares of common stock will ever trade at a price higher than the offering price in this offering.

CTT is also registering for resale on behalf of selling security holders up to 1,682,933 shares of common stock. The shares of common stock offered for resale may be sold in a secondary offering by the selling security holders by means of this prospectus. The shares will be sold at a price of $0.10 per share. CTT will not participate in the resale of shares by selling security holders.

Holders

As at April 12, 2005, CTT had 10,317,101 shares of common stock issued and outstanding and 58 beneficial shareholders. There are no shares of preferred stock issued at this time.

Dividends

CTT has never paid cash dividends on its capital stock. CTT currently intends to retain any profits it earns to finance the growth and development of its business. CTT does not anticipate paying any cash dividends in the foreseeable future.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of CTT’s arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by CTT’s existing stockholders.

As of December 31, 2004, the net tangible book value of CTT’s shares of common stock was a negative $43,881 or a $0.00 per share based upon 10,317,101 shares outstanding.

Upon completion of this offering, if 2,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $168,519 or approximately $0.01 per share. The net tangible book value of the shares held by CTT’s existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, if 1,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $68,519 or approximately $0.01 per share. The net tangible book value of the shares held by CTT’s existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

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Upon completion of this offering, if 1,000,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $18,519 or approximately $0.00 per share. The net tangible book value of the shares held by CTT’s existing stockholders will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.00 per share.

Upon completion of this offering, if 500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be a negative $31,481 or approximately $0.00 per share. The net tangible book value of the shares held by CTT’s existing stockholders will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.00 per share.

After completion of this offering, if all of the 2,500,000 shares offered are sold, this will represent approximately 19.5% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $250,000, or $0.10 per share. CTT’s existing stockholders will own approximately 80.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $133,747 or approximately $0.01 per share. All of these cash contributions were received by CTT prior to the inception of the Subsidiary on May 17, 2004.

After completion of this offering, if all of the 1,500,000 shares offered are sold, this will represent approximately 12.7% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $150,000, or $0.10 per share. CTT’s existing stockholders will own approximately 87.3% of the total number of shares then outstanding, for which they have made contributions of cash totaling $133,747 or approximately $0.01 per share. All of these cash contributions were received by CTT prior to the inception of the Subsidiary on May 17, 2004.

After completion of this offering, if all of the 1,000,000 shares offered are sold, this will represent approximately 8.8% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $100,000, or $0.10 per share. CTT’s existing stockholders will own approximately 91.2% of the total number of shares then outstanding, for which they have made contributions of cash totaling $133,747 or approximately $0.01 per share. All of these cash contributions were received by CTT prior to the inception of the Subsidiary on May 17, 2004.

After completion of this offering, if all of the 500,000 shares offered are sold, this will represent approximately 4.6% of the total number of shares then outstanding for which the subscribers will have made a cash investment of $50,000, or $0.10 per share. CTT’s existing stockholders will own approximately 95.4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $133,747 or approximately $0.01 per share. All of these cash contributions were received by CTT prior to the inception of the Subsidiary on May 17, 2004.

The following table compares the differences of a subscriber’s investment in CTT’s shares of common stock with the investment of its existing stockholders.

Existing stockholders if all 2,500,000 shares sold

Offering price per share	$0.10
Net tangible book value per share before offering	($0.00)
Net tangible book value after offering	$0.01
Increase to present stockholders in net tangible book value per share after offering	$0.01
Capital contributions	$ 250,000
Number of shares before the offering held by existing stockholders	10,317,101
Number of shares outstanding after offering	12,817,101
Percentage of existing stockholders’ ownership after offering	80.5%

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Subscribers of shares in this offering if all 2,500,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.09
Capital contributions	$ 250,000
Number of shares before the offering held by existing stockholders	10,317,101
Number of shares outstanding after the offering	12,817,101
Percentage of subscribers’ ownership after offering	19.5%

Subscribers of shares in this offering if only 1,500,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.10
Capital contributions	$ 150,000
Number of shares before the offering held by existing stockholders	10,317,101
Number of shares outstanding after the offering	11,817,101
Percentage of subscribers’ ownership after offering	12.7%

Subscribers of shares in this offering if only 1,000,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.10
Capital contributions	$ 100,000
Number of shares before the offering held by existing stockholders	10,317,101
Number of shares outstanding after the offering	11,317,101
Percentage of subscribers’ ownership after offering	8.8%

Subscribers of shares in this offering if only 500,000 shares sold

Offering price per share	$0.10
Dilution per share	$0.10
Capital contributions	$ 50,000
Number of shares before the offering held by existing stockholders	10,317,101
Number of shares outstanding after the offering	10,817,101
Percentage of subscribers’ ownership after offering	4.6%

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

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PLAN OF DISTRIBUTION
CTT's Offering

CTT is offering up 2,500,000 shares of common stock on a self-underwritten basis. The offering price is $0.10 per share. There is no minimum number of shares of common stock that must be sold on behalf of CTT in order to accept funds and consummate investor purchases.

CTT will sell the shares in this offering through Amit Sankhala, its president and sole director. Mr. Sankhala will not receive any commission from the sale of any shares. Mr. Sankhala will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that

1. The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer;

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(I) or (a)(4)(iii).

Mr. Sankhala is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. Mr. Sankhala is and will continue to be CTT’s president and its sole director at the end of the offering and has not been during the last twelve months, and is currently not, a broker/dealers or associated with a broker/dealers. Mr. Sankhala has not during the last twelve months and will not in the next twelve months offer or sell securities for another issuer.

Only after CTT’s registration statement is declared effective by the SEC, does CTT intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. CTT will not utilize the Internet to advertise its offering. Mr. Sankhala, on behalf of CTT, will also distribute the prospectus to potential investors at the meetings and to business associates and friends and relatives who are interested in CTT and a possible investment in the offering.

CTT intends to sell its shares both inside and outside the United States of America in jurisdictions where the sale of such shares is not prohibited and in compliance with the applicable laws of those jurisdictions.

Section 15(g) of the Exchange Act

CTT’s shares of common stock are covered by Section 15(g) of the Securities Exchange Act of 1934, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker/dealers who sell CTT’s securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to CTT.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

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Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. The rules do not apply to CTT in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of six months. CTT may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by CTT.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1. complete, sign and deliver a subscription agreement, and

2. deliver a check or certified funds to “CTT International Distributors Inc.” for acceptance or rejection.

All checks for subscriptions must be made payable to “CTT International Distributors Inc.”.

Right to reject subscriptions

CTT has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by CTT to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after CTT receives them.

Stockholder's Offering
The following table sets forth the number of shares that may be offered for sale from time to time by the selling stockholders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling stockholders. None of the selling stockholders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling stockholders had or have any material relationship with CTT.

Selling Stockholder	Shares Owned before Offering	Shares to be Offered	Shares Owned after Offering
John Barrington	20,000	20,000	0
Leonard P. Betz	1,600	1,600	0
Jagdeep Bhathal	20,000	20,000	0
James Bommarito	1,000	1,000	0

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Selling Stockholder	Shares Owned before Offering	Shares to be Offered	Shares Owned after Offering
Vincent Bommarito	1,000	1,000	0
David Bremner	25,000	25,000	0
Nicholas Brown	25,000	25,000	0
Bruce Bruk	15,000	15,000	0
Karen Bruk (2)	15,000	15,000	0
Steven Bruk (1)	450,000	450,000	0
Joseph F. Buck	1,000	1,000	0
Susan C. Buescher Revocable Trust	1,000	1,000	0
Brian L. Clark	1,000	1,000	0
Michael R. Crimmins	1,000	1,000	0
Stipe Dizdar	20,000	20,000	0
Kerri Enns	19,000	19,000	0
Lynne Enns	9,000	9,000	0
Roy Enns	9,000	9,000	0
Taryn Enns	12,000	12,000	0
Linda Getz	312,500	312,500	0
James E. Hullverson, Jr.	1,000	1,000	0
James E. Hullverson, Sr.	1,000	1,000	0
Ali Hussain	26,000	26,000	0
Harry Joa	80,000	80,000	0
Cyrus Kashani	22,000	22,000	0
Robert Lee	25,000	25,000	0
Stephen M. Leshe	1,000	1,000	0
Kate MacLean	10,000	10,000	0
Gordon Moreland	17,000	17,000	0
Stuart Morrison	30,000	30,000	0
Katrina Mulberry	25,000	25,000	0
Michael Mulberry	25,833	25,833	0
Patrick Murphy	25,000	25,000	0
Richard Novis	100,000	100,000	0

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Selling Stockholder	Shares Owned before Offering	Shares to be Offered	Shares Owned after Offering
Susan Novis	17,000	17,000	0
Tom Novis	13,000	13,000	0
Roger Placke	1,000	1,000	0
Pero Plavsic	25,000	25,000	0
David Pottinger	30,000	30,000	0
Christopher L. Powers	1,000	1,000	0
Jessika Prasad	35,000	35,000	0
Susan Semeniw	25,000	25,000	0
Abid Shah	18,000	18,000	0
Michael Shevchenko	23,000	23,000	0
Chris Suntrup	1,500	1,500	0
Craig Suntrup	1,500	1,500	0
Bernard Szewcyzk	25,000	25,000	0
Joan Szewcyzk	25,000	25,000	0
Tina Vanderhadden	30,000	30,000	0
John T. Walsh	1,000	1,000	0
Thomas M. Walsh	1,000	1,000	0
Les Weinstein	20,000	20,000	0
Phyllis Weinstein	20,000	20,000	0
Scott Widham	1,000	1,000	0
Nina K. Wuestling & Richard Wuestling, IV TEN ENT	1,000	1,000	0
Ninon Young	20,000	20,000	0
(1) Mr. Bruk is the former sole director and the officer of CTT, who resigned as an officer and director in January 2005.
(2) Karen Bruk is the spouse of Steven Bruk, the former sole director and the officer of CTT.

All shares are beneficially owned by the registered shareholders. The registered shareholders each have the sole voting and dispositive power over their shares. There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.

None of the selling stockholders are broker-dealers or affiliates of a broker-dealer. Some of the selling shareholders acquired their shares in a non-public offering that satisfied the provisions of Regulation D. Each of these selling stockholders also agreed, as set out in their respective subscription agreements and evidenced by the legend on their respective share certificates, that they could only resell these shares pursuant to a registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933.

Other selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S. Each of these selling stockholders also agreed, as set out in their respective subscription agreements and as evidenced by the legend on their respective share certificates, that they would not, within one (1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

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Plan of Distribution

The fixed offering price will be $0.10 per share. This offering price will remain fixed until and unless CTT’s shares of common stock are quoted or listed on a specified market. Non-affiliate selling stockholders will make their resales at the fixed price until CTT’s shares of common stock are quoted or listed on a specified market. Affiliate selling stockholders will make their resales at the fixed price for the duration of the offering. The shares will not be sold in an underwritten public offering. If the fixed price changes, CTT will file a post-effective amendment reflecting the change.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

• purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
• ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
• privately negotiated transactions.

CTT will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders.

Brokers and dealers engaged by selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

CTT has filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling stockholders. There can be no assurance that the selling stockholders will sell any or all of their offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of CTT’s common stock offered by this prospectus may not simultaneously engage in market making activities with respect to CTT’s common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of CTT’s common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e. distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to the selling stockholders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

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Rule 102 applies only during a “restricted period” that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling stockholders, and related persons. The rule allows issuers and selling stock holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer’s affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule 104 regulates stabilizing and other activities related to a distribution. Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

CTT has informed the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares CTT is registering by this Registration Statement, they are required to comply with Regulation M. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

CTT is not aware of any pending litigation or legal proceedings and none is contemplated or threatened.

MANAGEMENT

Any director of CTT is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Any officer of CTT is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of CTT’s sole officer and director is set forth below:

Name and Address	Age	Positions
Amit Sankhala Suite 203 6595 Willingdon Avenue Vancouver, British Columbia V5H 4E5 Canada	22
-  Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole member of
CTT’s board of directors
- President, secretary and sole member of the board of directors of CTT Distributors Ltd.

Background of sole officer and director

Amit Sankhala - sole director and officer - Since December 2004, Mr. Sankhala had been the sole director and officer of CTT. Mr. Sankhala is currently a Political Science student attending Simon Fraser University. In 2001, Mr. Sankhala developed an internet marketing strategy for his tour company. Since May 2003, Mr. Sankhala has been an employee of Tiger Ventures Inc., which oversees operations of Dynamic Tours Pvt. Ltd. and Tiger Resorts Pvt. Ltd. Since 2003, Mr. Sankhala has been the Managing Director of Dynamic Tours Pvt. Ltd. of New Delhi, India, an organization established in 1983 that caters to wildlife, adventure and special interest tours in India. Since 2003, Mr. Sankhala has also been the Managing Director of Tiger Resorts Pvt. Ltd. of New Delhi, India, an organization which has two jungle lodges, located in Kanha National Park and Bandhavgarh National Park, which are both world renowned jungles for their tiger population.

Page - 20

Conflicts of interest

CTT thinks that its sole officer may be subject to conflicts of interest because the sole officer may not be able to devote all his time to CTT’s operations. Mr. Sankhala devotes 10 hours a week to CTT’s operations. Mr. Sankhala has no other obligations that prevent him from devoting his full time to CTT’s operations, with the exception that Mr. Sankhala is employed by Tiger Ventures Inc. to do 20 hours per week and studies for his political degree for 10 hours per week.

EXECUTIVE COMPENSATION

Compensation was paid to CTT’s sole executive officer and director as follows:

Summary Compensation Table
		Annual Compensation			Long Term Compensation Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options / SAR’s (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Amit Sankhala CEO, CFO, President, Secretary, Treasurer, and Director Jan 2005 to present	2004 2003 2002	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a
Steven Bruk CEO, CFO, President, Secretary, Treasurer, and Director Jan 2000 to Jan 2005	2004 2003 2002	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil 5,094 (1)
(1) Represents consulting fees paid to CTT’s former sole executive officer and director.

Currently, there are no arrangements between CTT and any of its directors or between the Subsidiary and any of its directors whereby such directors are compensated for any services provided as directors

Indemnification

The Delaware General Corporation Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Part VIII of CTT’s By-laws provides that CTT may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in CTT’s best interest and has satisfied the applicable standard of conduct required to be satisfied under the Delaware General Corporation Law. CTT may advance expenses incurred in defending a proceeding, but only upon receipt by CTT of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it will ultimately be determined that such person is entitled to be indemnified under the By-laws or otherwise. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, CTT must indemnify him against all expenses incurred, including attorney’s fees. CTT will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was specifically authorized by the board of directors of CTT. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

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Regarding indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to directors or officers under Delaware law, CTT is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which CTT was a party to, except for the following:

On December 29, 2004, CTT (formerly known as Slabsdirect.com, Inc.) entered into a share exchange agreement with the Subsidiary and the shareholders of the Subsidiary. Under the terms of the share exchange agreement, CTT acquired 100% of the Subsidiary’s stock from the shareholders of the Subsidiary in exchange for the issuance by CTT of 455,001 shares of common stock to the shareholders of the Subsidiary. As a result of the transaction, the Subsidiary became a wholly_owned subsidiary of CTT.

Subsequent to the closing of the share exchange agreement, CTT entered into a stock purchase agreement with Steven Bruk, the former sole director and officer of CTT, whereby in consideration for the return of 450,000 shares of common stock of CTT and the forgiveness of $15,000 in debt owed to Mr. Bruk, CTT sold 100% of its interest in Slabsdirect.com Online (B.C.) Ltd. (“Slabs Online”), a wholly_owned subsidiary of CTT, to Mr. Bruk. Mr. Sankhala approved the sale of CTT’s interest in Slabs Online as CTT has been unsuccessful in developing the business of Slabs Online and Mr. Sankhala believes it is in the best interest of CTT to focus on the development of the business of CTT.

Transactions with Promoters

Amit Sankhala is the sole promoter of CTT. Mr. Sankhala is the only person who has taken an initiative in founding and organizing CTT’s business. Mr. Sankhala has not received anything of value from CTT, nor is Mr. Sankhala entitled to receive anything of value from CTT, for services provided as a promoter.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares of common stock owned beneficially by Amit Sankhala, the sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of CTT’s total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of class	Name and address of beneficial owner	Number of shares beneficially owned (1)	Percent of class (2)
Shares of common stock	Amit Sankhala Suite 203 6595 Willingdon Avenue Vancouver, British Columbia V5H 4E5 Canada	8,634,168	83.70%
	All officers and directors as a group (1 person)	8,643,168	83.70%

(1)	The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.
(2)	Based on 10,317,101 shares of common stock issued and outstanding as of the date of this Form SB

DESCRIPTION OF SECURITIES

CTT’s authorized capital stock consists of 30 million shares of common stock with a par value $0.0001 per share and five million shares of preferred stock with a par value of $0.0001 per share.

Page - 22

No shareholder approval is required for the issuance of CTT’s securities, including shares of common stock, shares of preferred stock, stock options and share purchase warrants.

As provided by Section 3 of Article V of the Bylaws of CTT, all transfers of shares require the written approval of the board of directors before being made effective until CTT is reporting with the United States Securities Exchange & Commission. Also, Section 2 of Article V of the Bylaws of CTT provides that the directors may restrict the transfer of shares under such terms and conditions as the directors deem necessary and as are not inconsistent with CTT’s Certificate of Incorporation and the applicable laws. As a result, the directors currently have the ability to delay, defer, or prevent a change of control.

CTT’s Certificate of Incorporation and By-laws and the applicable statutes of the State of Delaware provide a more complete description of the rights and liabilities of holders of CTT’s capital stock. Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the Delaware General Corporation Law and CTT’s By-laws.

Common stock

The holders of CTT’s common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by CTT’s board of directors;
•	are entitled to share ratably in all of CTT’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of CTT’s affairs;
•	do not have preemptive, subscription or conversion rights;
•	do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights;
•
may be restricted from transferring the shares by the board of directors by giving CTT or the holder a first right of refusal to purchase the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the board of directors may deem necessary and as are not inconsistent with the laws of the State of Delaware; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

Non-cumulative voting

Holders of shares of CTT’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of CTT’s directors.

Cash dividends

As of the date of this prospectus, CTT has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of CTT’s board of directors and will depend upon CTT’s earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions. It is CTT’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Preferred Stock

No shares of preferred stock are currently issued and outstanding.

CTT’s Certificate of Incorporation provides that its board of directors has the authority to fix by resolution the designations, powers, rights, preferences, qualifications, restrictions, and limitations of the preferred stock. As CTT’s board of directors has authority to establish the terms of, and to issue, the preferred stock without stockholder approval, the preferred stock could be issued to defend against any attempted takeover of CTT. The relative rights and privileges of holders of common stock may be adversely affected by the rights of holders of any series of preferred stock that CTT may designate and issue in the future.

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DESCRIPTION OF BUSINESS

General

CTT International Distributors Inc. (“CTT”) is a holding company merged under the laws of the State of Delaware on January 7, 2005. CTT was formed by the merger of Slabsdirect.com, Inc. (“Slabsdirect”) and CTT International Distributors Inc. (“MergeCo”) Slabsdirect was incorporated under the laws of the State of Delaware on January 14, 2000. MergeCo was incorporated under the laws of the State of Delaware on November 1, 2004. As part of the merger, the Articles of Slabsdirect were adopted as the Articles of CTT.

CTT has one subsidiary, CTT Distributors Ltd. (the “Subsidiary”), which is the operating company and was incorporated under the laws of the Province of British Columbia on May 17, 2004. The Subsidiary is a wholly-owned subsidiary of CTT.

Pursuant to a share exchange agreement dated December 29, 2004, Slabsdirect agreed to issue 455,001 shares of common stock in exchange for all of the issued and outstanding shares of common stock of the Subsidiary. The acquisition was considered a reverse acquisition for accounting and financial reporting purposes. See Exhibit 10.1 – Share Exchange Agreement for more details.

Prior to the acquisition of the Subsidiary, Slabdirect’s sole asset consisted of ownership of a 100% interest in the issued and outstanding capital stock of Slabsdirect.com Online (BC) Ltd. (“SlabsOnline”), a company incorporated in the Province of British Columbia, Canada. SlabsOnline has been unsuccessful in the business of establishing a vertical trade portal on the Internet for the natural stone industry. Slabsdirect disposed of its interest in SlabsOnline to the former president of Slabsdirect pursuant to the stock purchase agreement dated December 29, 2004. See Exhibit 10.2 – Stock Purchase Agreement for more details.

CTT maintains its statutory registered agent’s office at 3511 Silverside Road, Suite 105, Wilmington, Delaware and its business office is located at 1145 West 7th Avenue, Vancouver, British Columbia, V6H 1B5, Canada. CTT’s office telephone number is (604) 733-2600.

CTT is in the e-commerce business and provides high-quality, non-branded computer and electronic merchandise at discount prices to the internet consumer through its website www.cheaperthanthem.com (the “Website”). The Website was designed and is maintained by CTT’s sole officer and director, Amit Sankhala. Mr. Sankhala does not charge CTT for maintaining the Website. The Website is hosted by Ezyra E-Business services, an unrelated party, which charges CTT an annual fee of $372 to host the Website.

Products and Services

CTT has a direct business, in which it buys and takes possession of excess electronic and computer inventory for resale (the “Direct Business”). In addition, CTT has a fulfillment partner business, in which CTT facilitates the sale of merchandise of other retailers, cataloguers or manufacturers (collectively “Fulfillment Partners”) through the Website (the “Fulfillment Partner Business”).

For both the Direct Business and Fulfillment Partner Business, CTT has developed a consumer and a wholesaler sales channel. Therefore, CTT’s business consists primarily of four combinations of these components: direct consumer, direct wholesaler, fulfillment partner consumer and fulfillment partner wholesaler.

CTT utilizes the Internet to create a more efficient market for liquidation computer and electronic merchandise. CTT provides consumers and businesses with quick and convenient access to high-quality, non-branded computer and electronic merchandise at discount prices.

CTT’s objective is to leverage the Internet to become the dominant closeout solution for holders of non-branded computer and electronic merchandise. CTT is pursuing this objective through the following key strategies:

!	CTT intends to source its products from lower cost jurisdictions, primarily in Asia.
!	CTT offers a 30-day money back guarantee on all products. Customers pay for shipping on purchases and returns. If returned, the item is checked for damage and repackaged if sound.
!
Management believes that by utilizing targeted online campaigns such as banner ad and e-mail campaigns, the results of which CTT is able to quantify, it will be able to keep its per customer acquisition costs low.

!
Management believes it offers its wholesale customers a compelling opportunity for purchasing bulk inventory online at low prices with high-quality service. Management believes that the small retail market is underserved by existing liquidators and it is working to take advantage of this significant opportunity.

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Closeout electronic and computer merchandise is typically available in inconsistent quantities and prices and often is only available to consumers after it has been purchased and resold by disparate liquidation wholesalers. Management believes that the traditional liquidation market for computer and electronic products is therefore characterized by fragmented supply and fragmented demand. CTT is utilizing the Internet to aggregate both supply and demand and create a more efficient market for liquidation of electronic and computer merchandise. Although CTT currently only offers MP3 players and MP3 accessories, it intends to expand its products to include other computer and electronic products after it has raised sufficient funds to do so. CTT cannot provide any guarantees of its ability to raise financing.

Direct Business

CTT’s Direct Business involves buying and taking possession of inventory for resale. CTT currently offers MP3 players and an FM transmitter accessory for MP3 players on the Website. CTT intends to become an online retailer offering various discount, non-branded electronic and computer merchandise for sale over the Internet. CTT will offer its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. CTT expects to add new, limited inventory products to the Website in order to create an atmosphere that encourages customers to visit frequently and purchase products before its inventory sells out.

Fulfillment Partner Business

CTT also has a Fulfillment Partner Business where CTT sells merchandise of Fulfillment Partners through the Website. CTT manages the orders collected for the Fulfillment Partners through the Website and forwards the orders on to the Fulfillment Partner, who then fills the order. The Fulfillment Partners perform essentially the same operations as CTT warehouse: order picking and shipping. From a customer’s point of view, shipping from CTT’s warehouse or from the warehouse of one of these Fulfillment Partners is indistinguishable.

CTT currently has a business relationship with three Fulfillment Partners. In the fulfillment component of its business, CTT does not physically handle the merchandise it sells for the Fulfillment Partners, as the merchandise was shipped directly by them. The Fulfillment Partner also handles all customer returns.

Manufacturers and retailers traditionally hold inventory to buffer against uncertain demand within their normal, “inline” sales channels. Inline sales channels are manufacturers’ primary distribution channels, which are characterized by regularly placed orders by established retailers at or near wholesale prices. In recent years, several dynamics have shifted inventory risk from retailers to manufacturers, including:

! dominant retailers insist on just-in-time deliveries from manufacturers;
! dominant retailers often cancel orders mid-production and return unsold merchandise;
! style, color, or model changes can quickly turn inventory into closeout merchandise;
! incorrect estimates of consumer demand that can lead to overproduction; and
! changes in a retailer financial situation or strategy results in cancelled orders.

The disposal of excess, or overstock, inventory represents a substantial burden for many manufacturers. Manufacturers seek to avoid liquidating through traditional retail channels where the manufacturer’s discounted products may be sold alongside other full-price products. This can result in weaker pricing and decreased brand strength, and is known as channel conflict or sales channel pollution. As a result, many manufacturers turn to liquidation wholesalers and discount retailers. These liquidation channels provide manufacturers limited control of distribution and are, management believes, unreliable and expensive to manage when compared with their inline channels.

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Distribution of Products and Services

When customers place orders on the Website, orders are fulfilled either by a Fulfillment Partner or directly from CTT’s Vancouver warehouse. CTT monitors both sources for accurate order fulfillment and timely shipment. Through the Website, orders are relayed to the warehouse management system throughout each day, and the warehouse management system in turn confirms to the shipment of each order. CTT advertises a standard of shipping within two business days of order placement, but most orders ship within one business day. As a general policy, CTT requires verification of receipt of payment or credit card authorization before it ships products to consumers or wholesale purchasers. CTT currently charges $10.00 for basic ground shipping, but customers can choose from various expedited shipping services at their expense. CTT offers a 30-day money back guarantee on all products. Customers pay for shipping on both purchases and returns. If returned, the item is checked for damage and repackaged if sound.

Market

The primary and initial target market for CTT’s products is currently males between the ages of 21 and 45, who desire the best quality electronic products for their entertainment. These consumers tend to have a high level of product knowledge and usually know specifically what they are searching for. Currently it is a challenge for them to access high-performance but inexpensive electronic products and components that are manufactured in Asia.

Secondly, once CTT has the capital to do so, CTT intends to also cater to the impulse purchaser by providing an entertaining website focusing on lifestyle fulfillment, not merely the fulfillment end of a warehouse type environment.

Thirdly, as a part of CTT’s marketing plan and subject to the availability of capital, CTT intends to develop strategic Internet alliances with several e-engines. CTT is currently in the process of creating relationships with the webmasters of various strategic sites on the Internet in order to drive traffic and sales on the Website. These relationships may include reciprocal hyperlinks, banner ads or profiles on these sites.

Fourthly, CTT plans to target more Fulfillment Partners and create a business relationship with those Fulfillment Partners. Despite the challenges encountered by manufacturers in the liquidation market, the proliferation of outlet malls, wholesale clubs and discount chains is evidence of the strong level of consumer demand for discount and closeout merchandise. However, consumers face several difficulties in shopping for closeout and overstock merchandise. For example, many traditional merchandise liquidation outlets are located in remote locations and have limited shopping hours, which management believes makes shopping burdensome and infrequent for many consumers. In addition, the space available in a traditional merchandise liquidation outlet constrains the number of products that a traditional merchandise liquidation outlet can offer at any given time.

However, management believes that the market for online liquidation is still early in its development and is characterized by only a limited number of competitors, some of which utilize an auction model to price their goods. Furthermore, management believes that there are no dominant companies in the online liquidation market, and many of the companies that do offer overstock or liquidation merchandise are focused on single product lines.

Lastly, small retailers are under competitive pressure from large national retailers. Small retailers generally do not have purchasing leverage with manufacturers; consequently, they are more likely to pay full wholesale prices and are more likely to receive inferior service. Management believes that small retailers generally do not have access to the liquidation market because liquidation wholesalers are most often interested in liquidating large volumes of merchandise, rather than the small quantities appropriate for small, local retailers.

Principal Suppliers

CTT is not dependent on any single supplier for its products. CTT’s products are supplied by a variety of manufactures, liquidation wholesalers, and Fulfillment Partners.

Technology and Intellectual Property

CTT uses its internally developed Website and a combination of proprietary technologies and commercially available licensed technologies and solutions to support its operations. CTT uses the services of Telus Communications to obtain connectivity to the Internet. CTT currently stores its data on an Access database cluster using Dell server system computer hardware. Currently, CTT uses two Dell servers for the Website, which are connected to its database.

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CTT regards its domain name and similar intellectual property as critical to its success. CTT relies on a combination of laws and contractual restrictions with its employees, customers, suppliers, affiliates and others to establish and protect its proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use CTT’s intellectual property without authorization. In addition, CTT cannot assure you that others will not independently develop similar intellectual property.

From time to time, CTT may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by CTT. These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require CTT to change its business practices in expensive ways. In addition, litigation could result in interpretations of the law that require CTT to change its business practices or otherwise increase its costs. Currently, CTT does not have any insurance coverage for any potential liabilities. In the future, if it is affordable, CTT may obtain general liability insurance.

Also, third parties may recruit CTT employees who have had access to CTT’s proprietary technologies, processes and operations. These recruiting efforts expose CTT to the risk that such employees will misappropriate CTT intellectual property.

Additional litigation may be necessary in the future to enforce CTT’s intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm CTT’s business.

Competition

CTT’s products and services compete with other online retailers and traditional liquidation brokers, some of which may specifically adopt CTT’s methods and target its customers. CTT currently competes with a variety of companies that can be divided into several broad categories:

! liquidation e-tailers such as Overstock.com;
! online retailers with discount departments such as Amazon.com, Inc., eBay, Inc. and Buy.com, Inc.; and
! traditional retailers and liquidators such as Sears Inc., Walmart Stores, Inc. and Best Buy Inc.

CTT also face potential competition from Internet companies not yet focused on the liquidation market, and from retail companies not yet operating online. CTT is unable to anticipate which other companies are likely to offer services in the future that will compete with the services it provides.

In addition, many of CTT’s current and potential competitors have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than CTT, and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of CTT’s competitors could enter into exclusive distribution arrangements with CTT vendors and deny CTT access to their products, devote greater resources to marketing and promotional campaigns and devote substantially more resources to their web site and systems development than CTT. New technologies and the continued enhancement of existing technologies also may increase competitive pressures on CTT. CTT cannot assure you that it will be able to compete successfully against current and future competitors or address increased competitive pressures.

CTT’s principal competitors are Ebay.com, Overstock.com, Ubid.com and Dell.com. Their market shares are difficult to ascertain as there are no global statistics kept on all companies by electronics categories

The online liquidation services market is new, rapidly evolving, intensely competitive and has relatively low barriers to entry, as new competitors can launch new web sites at relatively low cost. CTT believe that competition in the online liquidation market is based predominantly on (1) price, (2), product quality and selection, (3) shopping convenience, and (4) customer service.

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CTT provides manufacturers of electronic and computer products with a one-stop liquidation channel to sell both large and small quantities of excess and closeout inventory without disrupting sales through traditional channels. Key advantages for manufacturers liquidating their excess inventory through CTT include:

! Resolution of channel conflict. Channel conflicts arise when a manufacturer’s excess inventory is sold through the same channel as their other product offerings. Since excess inventory is usually sold at a discount, sales of the manufacturer’s other product offerings may be impacted as a consumer in a retail store may opt for the excess product or become confused by the pricing and model discrepancies. By using CTT, management believes manufacturers have an alternative and independent channel where they can sell excess inventory without the fear of hindering the sale of their other products.
! Single point of distribution. Manufacturers often use multiple liquidation sources to clear their excess inventory. Multiple sources create additional logistics issues that they would rather avoid. By using CTT, manufacturers have a single source for the distribution of excess inventory.
! Improved control of distribution. By using CTT, manufacturers can monitor what kind of customer, whether individual consumer or small retailer, ultimately purchases their merchandise. In addition, a manufacturer can request that its products be offered in only one of its sales channels in order to avoid sales channel pollution.
! Improved transaction experience. By having a reliable inventory clearing channel, manufacturers are able to more quickly and easily dispense of their excess merchandise.

CTT also offers consumers a compelling alternative for bargain shopping. Key advantages for consumers include convenient access on a secure site and responsive customer care. CTT also offers small businesses and retailers a compelling method for obtaining products for resale. CTT believes that small businesses and retailers can secure lower prices and better service through CTT than they typically receive from manufacturers or other distributors. Management believes CTT is able to offer these advantages because, unlike many small businesses and retailers, CTT has the ability to access the liquidation market to buy merchandise in bulk quantities for which it often receives volume-based price discounts. Accordingly, CTT has designed it shipping and receiving operations with the flexibility to accommodate both the receipt of large shipments of inventory purchases, and the distribution of bulk loads to its small business customers.

Regulations

Currently, other than business and operations licenses applicable to most commercial ventures, CTT is not required to comply with any extraordinary regulations for its business operations. However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on CTT and its business operations. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on CTT’s business and add additional costs to CTT’s business operations.

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:
! user privacy
! freedom of expression
! pricing
! content and quality of products and services
! taxation
! advertising
! intellectual property rights
! information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for CTT’s products and services, increase the cost of doing business, or in some other manner have a negative impact on CTT’s business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

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Additionally, in response to concerns regarding “spam” (unsolicited electronic messages), “pop-up” web pages and other Internet advertising, the federal government and a number of states have adopted or proposed laws and regulations that would limit the use of unsolicited Internet advertisements. While a number of factors may prevent the effectiveness of such laws and regulations, the cumulative effect may be to limit the attractiveness of effecting sales on the Internet, thus reducing the value of CTT’s business operations.

Also, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet.

Employees and Employment Agreements

Currently, CTT has no employees and CTT does not intends to hire third party independent contractors to provide services to CTT.

At present, CTT’s sole officer and director does not have an employment agreement with CTT. CTT presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, CTT may adopt plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect CTT’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or CTT’s predictions.

Overview

CTT is a start-up, development stage company and has not generated any significant revenues from its e-commerce business operations nor has it raised any funds by way of equity in the past three years.

CTT was incorporated under the laws of the State of Delaware on January 14, 2000 as Slabsdirect.com, Inc. On January 7, 2005, the former sole director and officer of CTT resigned and the current sole director and officer, Amit Sankhala was appointed. Until January 7, 2005, CTT was an online auction marketplace for natural stone products, equipment and related items with no operations, no revenues, no financial backing and few assets. On January 7, 2005, CTT merged with Slabsdirect and became the parent company to the Subsidiary.

On December 29, 2004, Slabsdirect agreed to issue 455,001 shares of common stock in exchange for all of the issued and outstanding shares of common stock of the Subsidiary. See Exhibit 10.1 – Share Exchange Agreement for more details. The acquisition was considered a reverse acquisition for accounting and financial reporting purposes. The consolidated financial statements include the accounts of CTT since the reverse merger (December 29, 2004) and the historical accounts of the Subsidiary since the date of its inception, May 17, 2004. All significant intercompany balances and transfers have been eliminated in consolidation.

Prior to the acquisition of the Subsidiary, Slabdirect’s sole asset consisted of ownership of a 100% interest in the issued and outstanding capital stock of Slabsdirect.com Online (BC) Ltd. (“SlabsOnline”), a company incorporated in the Province of British Columbia, Canada. SlabsOnline has been unsuccessful in the business of establishing a vertical trade portal on the Internet for the natural stone industry. The Company disposed of its interest in SlabsOnline to the former president of Slabsdirect pursuant to the stock purchase agreement dated December 29, 2004. See Exhibit 10.2 – Stock Purchase Agreement for more details.

CTT’s financial statements contained in this prospectus have been prepared on a going concern basis, which assumes that CTT will be able to realize its assets and discharge its obligations in the normal course of business. CTT incurred net losses for the period from inception of May 17, 2004 to December 31, 2004 of $52,883.

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CTT’s auditors have provided an explanatory note in its financial statements that indicates that CTT is an initial development stage company and CTT’s ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. This means that CTT’s auditors believe there is substantial doubt that CTT can continue as an on-going business for the next twelve months unless CTT obtains additional capital to pay its bills. This is because CTT has not generated any significant revenues and no earnings are anticipated until CTT’s business operations become profitable.

CTT did earn $30,789 in revenues for the fiscal year ended December 31, 2004. However, CTT’s auditors’ report on its 2004 financial statements contained an explanatory paragraph that states that due to recurring losses since inception and negative cash flows substantial doubt exists as to CTT’s ability to continue as a going concern. CTT’s financial statements included in this prospectus have been prepared without any adjustments that would be necessary if CTT becomes unable to continue as a going concern and would therefore be required to realize upon its assets and discharge its liabilities in other than the normal course of its business operations.

Subsequent to the year_end, CTT focused its efforts on the e-commerce operations of its business, including the development of the Website and its strategic alliances for marketing. There can be no assurances that the minimum required equity or other financing will be available, or available on terms acceptable to CTT.

To meet its need for cash, CTT will rely on equity financings, including this offering and any other private placements, if required. CTT will also rely on any revenues generated from its business operations. These proceeds will be applied to (1) payment of expenses of this offering, (2) development of CTT’s website www.cheaperthanthem.com (the “Website”) and implementation of CTT’s plan of operation, (3) development and delivery of its products and services, (4) operation of its business, and (5) working capital. CTT cannot guaranty that these proceeds will be enough for it to stay in business and management does not know how long CTT can satisfy its cash requirements. If CTT requires additional proceeds, CTT will have to find alternative sources, like a public offering, a private placement of securities, or loans from its sole officer or others. At the present time, CTT has not made any arrangements to raise additional cash. If CTT needs additional cash and cannot raise it, CTT will either have to suspend operations until it does raise the cash, or cease operations entirely.

During the next 12 months, CTT has no current plan to (1) buy any specific additional plant or equipment, (2) conduct any significant research or development activities, or (3) to hire any employees, other than what will be required as part of CTT’s plan of operation. See “Plan of Operation” below for more information. Other than as described in this section, CTT has no other financing plans.

CTT anticipates that it will require approximately $301,000 for additional organization costs for the next 12 months. CTT will require approximately (a) $250,000 for CTT’s plan of operations, as described below in the “Plan of Operations” section of this prospectus, (b) $2,000 for its transfer agent’s annual fee, (c) $15,000 for accounting fees, (d) $2,500 for additional filing fees, (e) $1,500 for printing costs, and (f) $30,000 for additional legal fees. These estimates are based on the average of quotes for services CTT has obtained and on average costs of other entities that have filed a registration statement.

If CTT is unable to complete any phase of its plan of operation because it does not have enough money, CTT will suspend business operations until CTT raises additional working capital. If CTT cannot raise the additional working capital, CTT will cease business operations. If CTT ceases business operations, CTT does not know what it will do and does not have any plans to do anything else.

Results of operations

While CTT is currently generating some revenue, CTT does not anticipate earning significant revenues until it completes its plan of operation. There is no assurance that CTT will be able to complete its plan of operation.

CTT has generated revenues of $30,789 from operations since its inception and has no long-term commitments or contingencies.

CTT anticipates that significant revenues will not be achieved until the third quarter of the 2005 fiscal year. There is no guaranty that CTT will generate revenues from the Website, or that if CTT does complete its marketing phase in its plan of operation, that CTT will be able to secure the financing necessary to proceed with the other phases of its plan of operations

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For the fiscal year ended December 31, 2004, CTT realized $30,789 in sales of its products. The concurrent cost of sales was $27,836, resulting in gross profit from operations of $2,953. During the same period, CTT incurred ((a) advertising and marketing expenses of $5,737; (b) general administrative expenses of $4,806; (c) professional fees of $21,451, which included legal fees of $5,421, accounting fees of $6,070 for preparation of the financial statements, and auditor’s fees of $9,960 (d) consulting fees of $2,289; (e) donated services of $3,500, provided by Amit Sankhala; and (e) amortization of $312 for the accumulated amortization on the Website. Therefore, for the fiscal period ending December 31, 2004 CTT had total net loss of $52,883.

CTT has not attained profitable operations and is dependent upon obtaining financing to continue and to expand its existing business operations and to complete its plan of operation. For these reasons, CTT’s auditors stated in their report that they have substantial doubt that CTT will be able to continue as a going concern.

As of December 31, 2004, CTT had total assets of $53,541 consisting of cash of $28,124, accounts receivable of $22,829, inventory of $400, and an intangible asset relating to the Website domain name and Website development costs of $2,188. CTT’s liabilities on December 31, 2004 totaled $97,422, consisting of $63,534 in accounts payable and $13,996 in accrued liabilities, $11,156 due to related parties and $8,736 in notes payable. There are no material defaults or past due amounts for the accounts payable or accrued liabilities.

Current capital resources and liquidity

CTT’s capital resources have been limited. CTT currently does not generate significant revenue from its business operations to be profitable, and to date has relied only on the sale of equity for working capital for its business operations.

CTT had cash of $28,214 and a working capital deficit of $46,069 at December 31, 2004. During the year ended December 31, 2004, CTT used $20,078 in cash for operating activities, primarily for an operating loss of $52,883, an increase in accounts receivable of $22,829, a decrease in inventory of $8,336, and an increase in accounts payable and accrued liabilities of $25,745. Cash used in operations of $20,078 was financed by a sale of common stock of $37,102 and an advance payable from a related party of $11,156. As of December 31, 2004, CTT has accumulated a deficit of $87,165 since inception and has a stockholder’s deficiency of $43,881. CTT has no contingencies or long- term commitments.

While CTT has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to fully complete its plan of operation and launch its business operations. CTT is seeking financing in the form of equity in order to provide the necessary working capital. CTT currently has no commitments for financing. There are no assurances CTT will be successful in raising the funds required. There can be no assurances that CTT can obtain future additional financing on terms reasonably acceptable to it or at all. The lack of capital may force CTT to curtail or suspend its business operations.

Amit Sankhala believes that CTT’s existing capital resources will be sufficient to fund its current level of operating activities, capital expenditures and other obligations through the next six months, but does not include the required working capital for its plan of operation. However, if during that period or thereafter, CTT is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to the CTT, this could have a material adverse effect on CTT’s business, results of operations, liquidity and financial condition.

CTT does not currently have any commitments for material capital expenditures over the near or long term.

CTT expects to incur $3,000 per month in operating losses in the next 12 to 18 months, largely due to expenses associated with the development and operation of the Website but also due to operating costs during that same time period.

Upon completion of this offering CTT will implement its plan of operation as described below.

Limited operating history; need for additional capital

There is no historical financial information about CTT upon which to base an evaluation of its performance as an e-commerce company. CTT is an e-commerce company but has not generated any significant revenues from its e-commerce business. CTT cannot guarantee it will be successful in the e-commerce industry. CTT’s business is subject to risks inherent in the establishment of a new business enterprise, including limited working capital, possible delays in the development of its products and services, and possible cost overruns due to price and cost increases in products and services.

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CTT has adopted a phased plan of operation to the development of the Website and its operations. See “Plan of Operation” below for more detail. This allows CTT to allocate the expenditures of its resources in a very timely and measured manner. CTT will not continue with expenditures in any phase of the development if Amit Sankhala thinks CTT will be unable to complete the designated task. CTT may require further equity financing to provide for some of the working capital required to implement future development of the Website and operations beyond the final phase of the plan of operation or for services and products that are currently not anticipated to be developed.

CTT is seeking equity financing to provide for the capital required to implement the phases of its plan of operation. CTT has no assurance that future financing will be available to it on acceptable terms. If financing is not available on satisfactory terms, CTT may be unable to continue, develop or expand its e-commerce operations. Equity financing could result in additional dilution to existing shareholders.

Critical Accounting Policies

CTT’s discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgements that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates. On an on going basis, management re-evaluates its estimates and judgments, including but not limited to, those related to revenue recognition and collectibility of accounts receivable. Critical accounting policies identified are as follows:

Revenue Recognition

CTT recognizes revenue from the sale of electronic products, such as MP3 players, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements”. Revenue consists of the sale of electronic products and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped, and collectibility is reasonably assured. Trade accounts receivable relate to the sale of electronic products, such as MP3 players. Amit Sankhala regularly reviews the collectibility of any outstanding balance, together with his estimate of the credit worthiness of the client. CTT sells to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts. Allowances for doubtful accounts are based on estimate of losses on customer receivable balances. As at December 31, 2004 there is an allowance for doubtful accounts of $905 which is recorded as a reduction of revenue.

Foreign Currency Transaction / Balances

CTT’s functional currency is the United States dollar. The financial statements of CTT are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. CTT has not entered into derivative instruments to offset the impact of foreign currency fluctuations.

Website Development Costs

CTT recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Relating to website development costs CTT follows the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”.

Page - 32

Going Concern Issue

The going concern basis of presentation assumes CTT will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist that raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

CTT’s future business activities are dependent upon its ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable e-commerce activity or revenue from its product and services. As of December 31, 2004, CTT has only generated $30,789 in revenues, and has experienced negative cash flow from its e-commerce activities. CTT may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

CTT has not had any significant revenues generated from its business operations since inception.

CTT expects that the revenues generated from its website for the next 12 months will not be enough for its required working capital required for CTT’s plan of operation. Until CTT is able to generate any consistent and significant revenue it will be required to raise additional funds by way of equity.

At any phase, if CTT finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If CTT cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital. However, CTT expects to raise the required funds for the next 12 months with this offering and with revenues generated from its business operations.

To become profitable and competitive, CTT needs to establish its Website as a comprehensive on-line shopping mall. To achieve this goal, Amit Sankhala has prepared a plan of operation for the next 12 months. Each of the phases of the plan of operations listed below will be implemented as resources are available.

Phase 1 - Develop and populate Website (3 months)

In Phase 1, CTT plans to (1) upgrade and update the Website so that it is more visually appealing and technologically sound and (2) update its product line and visuals on the Website. CTT has budgeted $50,000 for this phase and expects it to take three months to complete, with completion expected within the first three months of CTT’s plan of operation. This budget includes the cost of a fully functional, e-commerce enabled format and the costs associated with installation and technicians. Also in this phase, CTT will continue to maintain and populate the Website with new products and updated visuals.

Phase 2 - Expand inventory and products (6 months)

In Phase 2, CTT plans to expand its product line to include more specialty kits, marine antiquities, marine prints, multimedia products, educational products, and radio-controlled products.

CTT’s expansion goals in this phase are to (1) expand its inventory product line by 12 new inventory products, (2) expand its business by offering products directly applicable to its retail model, and (3) to expand its inventory of products to provide a 15 – 100% gross margin.

CTT has budgeted $75,000 for this phase and expects it to take six months to complete, with completion expected within the first six months of CTT’s plan of operation.

Phase 3- Implement marketing strategy (6 months)

In Phase 3, CTT plans to (1) hire personnel for sales, marketing and customer service, (2) create a marketing strategy for the Website and its products, and (3) implement its marketing strategy on its target market, including international customers.

Page - 33

CTT’s marketing goals in this phase are to attract potential and repeat customers to the Website and have customers perceive the Website as a preferred source of non-branded, discount products that are delivered in a professional, authoritative and efficient manner.

CTT has budgeted $75,000 for this phase and expects it to take six months to complete with completion expected within the second six months of CTT’s plan of operation.

Phase 4- Corporate Development (4 months)

In Phase 4, CTT plans to expand its business operations by creating products directly applicable to the non-branded, discounted product market.

CTT has budgeted $50,000 for this phase and expects it to take four months to complete, with completion expected within the final four months of CTT’s plan of operation.

During any phase of the plan of operation, if CTT does not have adequate working capital to complete a phase of its proposed plan of operation, CTT may have to suspend its business operations and attempt to raise more working capital so that CTT can proceed. If CTT cannot raise the necessary working capital to proceed CTT may have to cease business operations until there is sufficient working capital.

CTT anticipates continuing to rely on private loans, equity sales of common shares, or debt financing in order to fund its proposed plan of operation. The issuance of additional shares will result in dilution to existing shareholders of CTT.

CTT is not currently conducting any research and development activities other than the development of the Website. It does not anticipate conducting such activities in the near future. As CTT expands its customer base and product lines, it will need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Reports

After CTT completes this offering, CTT will not be required to furnish you with an annual report. Further, CTT will not voluntarily send you an annual report. CTT is required to file reports with the SEC under section 15(d) of the Securities Act. The reports are filed electronically. The reports CTT is required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials CTT files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports CTT files electronically. The address for the Internet site is www.sec.gov.

DESCRIPTION OF PROPERTY

CTT’s primary asset is its 100% interest in the Subsidiary. The Subsidiary’s assets consist of its domain name www.cheaperthanthem.com, its website, and the inventory it has in stock at this time.

CTT operates from its principal office at 1145 West 7th Avenue, Vancouver, British Columbia, Canada. CTT leases its office space under a month_to_month lease at a rental rate of CDN$6,000 a month (US$5,200/month). Management believes this office space is sufficient at this time.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

CTT’s shares of common stock are not listed for trading on any exchange or quotation service.

CTT has 58 registered holders of shares of common stock. Currently, there are no shares of preferred stock issued.

Page - 34

Future sales by existing stockholders

A total of 10,317,101 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased from the security holders listed in this offering will be immediately resalable, and sales of all of CTT’s other shares, after applicable restrictions expire, could have a depressive effect on the market price of CTT’s common stock and the shares being offered in this prospectus.

Penny Stock rules

Trading in CTT’s securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends CTT’s securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in CTT’s securities, which could severely limit their market price and liquidity of CTT’s securities.

EXPERTS

CTT’s financial statements for the period from inception to December 31, 2004 included in this prospectus have been audited by CTT’s Independent Registered Public Accountant Firm, Manning Elliot, Chartered Accountants, 1100 - 1050 West Pender Street, Vancouver, British Columbia, V6E 3S7, Canada, telephone (604) 714-3600 as set forth in their report included in this prospectus.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered.

Page - 35

CTT’s fiscal year end is December 31. CTT will provide audited financial statements to its stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements.

CTT’s audited financial statements as of December 31, 2004 and for the period from inception (May 17, 2004) to December 31, 2004 immediately follow:

CTT INTERNATIONAL DISTRIBUTORS INC.
(a development stage company)

FINANCIAL STATEMENTS

December 31, 2004
(audited)

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEET as of December 31, 2004 (audited)

CONSOLIDATED STATEMENT OF OPERATIONS from May 17, 2004 (Date of Inception) to December 31, 2004 (audited)

CONSOLIDATED STATEMENT OF CASH FLOWS from May 17, 2004 (Date of Inception) to December 31, 2004 (audited)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) from May 17, 2004 (Date of Inception) to December 31, 2004 (audited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Page - 36

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
December 31, 2004

Report of Independent Registered Accounting Firm

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Cash Flows

Consolidated Statement of Stockholders’ Equity (Deficit)

Notes to the Consolidated Financial Statements

Page - 37

Report of Independent Registered Accounting Firm

To the Stockholders and Board of Directors
of CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheet of CTT International Distributors Inc. (A Development Stage Company) as of December 31, 2004 and the related statements of operations, stockholders’ deficit and cash flows for the period from May 17, 2004 (Date of Inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CTT International Distributors Inc. (A Development Stage Company) as of December 31, 2004, and the results of its operations, cash flows and stockholders’ equity for the period from May 17, 2004 (Date of Inception) to December 31, 2004, in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott”

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 15, 2005

Page - 38

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Consolidated Balance Sheet
(Expressed in U.S. dollars)

December 31, 2004 $
ASSETS

Current Assets

Cash	28,124
Accounts receivable	22,829
Inventory	400

Total Current Assets	51,353

Intangible Assets (Note 3)	2,188

Total Assets	53,541

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	63,534
Accrued liabilities	13,996
Due to related party (Note 4(a))	11,156
Note payable (Note 5)	8,736

Total Liabilities	97,422

Contingencies and Commitments (Notes 1 and 7)
Subsequent Event (Note 8)

Stockholders’ Equity (Deficit)

Preferred Stock Authorized: 5,000,000 preferred shares with a par value of $0.0001 Issued and outstanding: nil	-

Common Stock (Note 6) Authorized: 30,000,000 common shares with a par value of $0.0001 Issued and outstanding: 10,317,101	1,032

Additional Paid in Capital	38,752

Donated Capital	3,500

Accumulated Deficit	(87,165)

Total Stockholders’ Equity (Deficit)	(43,881)

Total Liabilities and Stockholders’ Equity (Deficit)	53,541

(The accompanying notes are an integral part of the financial statements)

Page - 39

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in U.S. dollars)

From May 17, 2004 (Date of Inception) to December 31, 2004 $

Revenue	30,789

Cost of Sales	27,836

Gross Profit	2,953

Expenses

Advertising & marketing	5,737
Amortization	312
Consulting	2,289
Donated services	3,500
General and administrative	4,806
Professional fees	21,451

Total Expenses	38,095

Loss from Operations	(35,142)

Loss on disposal of subsidiary (Note 9)	(17,741)

Net Loss for the Period	(52,883)

Basic and Diluted Loss Per Share	(0.01)

Weighted Average Shares Outstanding	10,312,000

(The accompanying notes are an integral part of the financial statements)

Page - 40

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in U.S. dollars)

From May 17, 2004 (Date of Inception) to December 31, 2004 $

Cash Flows Used In Operating Activities

Net loss for the period	(52,883)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	312
Donated services	3,500
Loss on disposal of subsidiary	17,741

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(22,829)
Decrease in inventory	8,336
Increase in accounts payable and accrued liabilities	25,745

Net Cash Used In Operating Activities	(20,078)

Cash Flows Used In Investing Activities

Web site development costs	(2,500)
Disposal of subsidiary	1,726
Cash received on acquisition of CTT Distributors Ltd.	718

Net Cash Flows Used In Investing Activities	(56)

Cash Flows Provided by Financing Activities

Advances from a related party	11,156
Proceeds from issue of common stock	37,102

Net Cash Flows Provided by Financing Activities	48,258

Net Increase in Cash and Cash Equivalents	28,124

Cash and Cash Equivalents - Beginning of Period	-

Cash and Cash Equivalents - End of Period	28,124

Non-cash Investing and Financing Activities

Inventory purchased by issue of note payable	8,736
Forgiveness of debt owing from a related party on disposal of subsidiary	(15,000)
Forgiveness of intercompany debt on disposal of subsidiary	34,399

Supplemental Disclosures

Interest paid	-
Income taxes paid	-

(The accompanying notes are an integral part of the financial statements)

Page - 41

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)
From May 17, 2004 (Date of Inception) to December 31, 2004
(Expressed in U.S. dollars)

					Deficit
					Accumulated
			Additional		During the
	Common		Paid in	Donated	Development
	Shares	Amount	Capital	Capital	Stage	Total
	#	$	$	$	$	$

Balance - May 17, 2004 (Date of Inception of CTT Distributors Ltd.)	-	-	-	-	-	-

Common shares issued for cash	455,001	45,501	-	-	-	45,501

Offering costs for subscription agreements	-	-	(8,399)	-	-	(8,399)

Adjustments for reverse acquisition:

Remove shares of CTT Distributors Ltd.	(455,001)	(45,501)	-	-	-	(45,501)
Add shares of CTT International Distributors Inc.	10,312,100	1,031	44,470	-	-	45,501
Shares issued on reverse acquisition	455,001	46	3,354			3,400
Transaction costs of reverse acquisition	-	-	(718)	-	(34,282)	(35,000)

Shares returned to treasury and cancelled	(450,000)	(45)	45	-	-	-

Donated services	-	-	-	3,500	-	3,500

Net loss for the period	-	-	-	-	(52,883)	(52,883)

Balance - December 31, 2004	10,317,101	1,032	38,752	3,500	(87,165)	(43,881)

(The accompanying notes are an integral part of the financial statements)

Page - 42

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

1. Development Stage Company

Slabsdirect.com, Inc. was incorporated in the State of Delaware on January 14, 2000. Pursuant to an Agreement dated December 29, 2004 (the “Agreement”), Slabsdirect.com, Inc. agreed to issue 455,001 shares of common stock in exchange for all of the issued and outstanding shares of common stock of CTT Distributors Ltd. (“Distributors”). Distributors was incorporated in the Province of British Columbia, Canada, on May 17, 2004. The acquisition was considered a reverse acquisition for accounting and financial reporting purposes. The consolidated financial statements include the accounts of Slabsdirect.com, Inc. since the reverse merger (December 29, 2004) and the historical accounts of Distributors since the date of its inception, May 17, 2004. All significant intercompany balances and transfers have been eliminated on consolidation. Prior to the acquisition of Distributors, Slabsdirect.com, Inc.’s sole asset consisted of ownership of a 100% interest in Slabsdirect.com Online (BC) Ltd. (“SlabsOnline”), a company incorporated in the Province of British Columbia, Canada. SlabsOnline was unsuccessful in the business of establishing a vertical trade portal on the Internet for the natural stone industry. Slabsdirect.com, Inc. disposed of its interest to the former President of Slabsdirect.com, Inc. as described in Note 9. Slabsdirect.com, Inc. changed its name to CTT International Distributors Inc. (the “Company”) on January 7, 2005.

The Company is based in Vancouver, British Columbia, and its principal business is an online fulfillment company that markets unique products to the internet consumer through its website “Cheaperthanthem.com”. The Company’s website offers electronic products consisting of OEM, non-branded and overstock electronic and computer products, for the consumer and wholesaler.

The Company is in the development stage and planned principal activities have commenced, but to date there has been no significant revenue. In a development stage company, management devotes most of its activities to developing a market for its products and services. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenue and has never paid any dividends. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. The Company has a working capital deficiency of $46,069 and has accumulated losses of $87,165 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2. Summary of Significant Accounting Principles

a)	Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company has not produced any significant revenues from its principal business and is a development stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. These financial statements include accounts of the Company and its wholly-owned subsidiary, CTT Distributors Ltd. All intercompany transactions and balances have been eliminated. The Company’s fiscal year end is December 31.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Page - 43

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

2. Summary of Significant Accounting Principles (continued)

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

e)	Financial Instruments and Concentration Risk

The fair value of financial instruments which include cash, accounts payable, accrued liabilities, note payable and due to a related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments. Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash and accounts receivable. The Company deposits cash with a high quality financial institution. Concentration of credit risk relating to accounts receivable is limited to various customers from various locations. The largest concentration of risk is one customer who represents 74% of the total accounts receivable and from a second customer who represents 22% of the total accounts receivable. The Company has set up an allowance for doubtful accounts in the amount of $905 to cover potential credit risk. For the period from inception on May 17, 2004 to December 31, 2004, revenue from one customer represented 55% of total revenue and from a second customer represented 20% of total revenue. For the period from inception on May 17, 2004 to December 31, 2004, the Company purchased 72% of its inventory from one vendor.

f)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

g)	Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”.

h)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

i)	Foreign Currency Translation

The Company’s functional currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Page - 44

CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

2. Summary of Significant Accounting Principles (continued)

j)	Inventory

Inventory is recorded at the lower of cost and net realizable value on a first-in, first-out basis. At December 31, 2004, inventory consisted of music related multimedia electronic products held for sale.

k)	Revenue Recognition

The Company recognizes revenue from the sale of electronic products, such as MP3 players, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements”. Revenue consists of the sale of electronic products and are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped, and collectibility is reasonably assured. Allowances for doubtful accounts are based on estimate of losses on customer receivable balances. As at December 31, 2004 there is an allowance for doubtful accounts of $905 which is recorded as a reduction of revenue.

l)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

m)	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

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CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

2. Summary of Significant Accounting Principles (continued)

m) Recent Accounting Pronouncements

FASB has also issued SFAS No. 151 and 152, but they will not have any relationship to the operations of the Company therefore a description and its impact for each on the Company’s operations have not been disclosed.

3. Intangible Assets

	Cost $	Accumulated Amortization $	December 31, 2004 Net Carrying Value $

Website development costs	2,500	312	2,188

Costs associated with the website consist primarily of website design costs. These capitalized costs are being amortized based on their estimated useful life over four years. Internal costs related to the development of website content are charged to operations as incurred.

4. Related Party Balances/Transactions

a)
The Company issued to the President of the Company a demand note in the amount of $9,900. The note is unsecured, non-interest bearing and due on demand. The Company also owes $1,256 to the President of the Company for expense reimbursements, which are non-interest bearing, unsecured and due on demand.

b)	From inception to December 31, 2004, the Company recognized a total of $3,500 for donated services provided by the President of the Company.

c)	During the period ending December 31, 2004, the Company paid a company that is controlled by the President of the Company $5,000 in marketing expenses.

d)	During the period ending December 31, 2004, the Company paid the President of the Company $1,600 for the reimbursement of incorporation costs.

5. Note Payable

The Company issued a demand promissory note for the acquisition of its opening inventory in the amount of $8,736. The note is unsecured, non-interest bearing and due on demand.

6. Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has non-capital losses carried forward totalling $112,000 for US tax purposes and $19,000 for Canadian tax purposes, which expire starting in 2020 and 2011, respectively. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

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CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

6. Income Tax (continued)

The components of the net deferred tax asset at December 31, 2004 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

2004 $

Net Operating Loss	49,180

Statutory Tax Rate	34%

Effective Tax Rate	-

Deferred Tax Asset	16,721

Valuation Allowance	(16,721)

Net Deferred Tax Asset	-

7. Commitment

The Company entered into a lease agreement for office premises at a rate of CDN$6,000 per annum, for a one year term expiring May 17, 2005. The rent due for May and June, 2004 was waived by the Landlord. No other terms of the lease have been modified as a result of the waiver of rent. The Company incurred rent expense of $1,242 for the period ended December 31, 2004.

8. Capital Transaction - Reverse Acquisition

By a Share Purchase Agreement dated December 29, 2004, the Company acquired 100% of the issued and outstanding common stock of CTT Distributors Ltd. (“Distributors”) in consideration for the issuance of 455,001 shares of common stock. Distributors was incorporated on May 17, 2004 under the Business Corporations Act of British Columbia. The principal business of Distributors is as an online fulfillment company that markets products unique to the internet consumer through its website “Cheaperthanthem.com”. Distributors’ website offers electronic products consisting of OEM, non-branded and overstock electronic and computer products for the consumer and wholesaler.

Prior to the reverse acquisition and change of control, the Company was a non-operating shell company with nominal net assets. Therefore, the acquisition of Distributors is a capital transaction in substance, rather than a business combination, and has been accounted for as a reverse acquisition. Because Distributors is deemed to be the acquirer for accounting purposes, the financial statements are presented as a continuation of Distributors and include the results of operations of Distributors since incorporation on May 17, 2004, and the results of operations of the Company since the date of acquisition on December 29, 2004.

Allocation of Purchase Price

Cash	$ 718
Investment in subsidiary	69
Due from subsidiary	34,398
Due to related party	(15,000)
Accounts payable	(51,785)

(31,600)
Costs of reverse acquisition	35,000

Paid by the issue of 455,001 shares of common stock	$ 3,400

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CTT International Distributors Inc.
(formerly Slabsdirect.com Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

9. Sale of subsidiary

Prior to the acquisition of Distributors as described in Note 8, the Company’s sole asset consisted of ownership of a 100% interest in the issued and outstanding capital stock of Slabsdirect.com Online (BC) Ltd. (“SlabsOnline”), a company incorporated in the Province of British Columbia, Canada. SlabsOnline has been unsuccessful in the business of establishing a vertical trade portal on the Internet for the natural stone industry. The Company disposed of its interest in SlabsOnline to the former President of the Company (the “Purchaser”) in consideration for the return and cancellation of 450,000 shares of common stock, the forgiveness of a debt of $15,000 owing to the Company from the Purchaser, and the forgiveness of an intercompany debt of $34,399. The Company recognized a loss on disposal of $17,741 during the period.

10. Subsequent Event

The Company incorporated a wholly-owned subsidiary, CTT International Distributors Inc. on November 1, 2004 under the laws of the State of Delaware. Effective January 7, 2005, CTT International Distributors Inc. merged with and into the Company, and the Company was the surviving corporation. Concurrent with the merger, the Company changed its name from Slabsdirect.com, Inc. to CTT International Distributors Inc.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.  Article XIII of the Certificate of Incorporation of CTT. No director or officer will be held personally liable to CTT or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director unless such breach involves (a) a breach of the director’s duty of loyalty to CTT or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, © acts by such director as specified by the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

2.  Part VIII of the By-laws of CTT. Directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, unless the director or officer is found to be liable for negligence or misconduct in the performance of any duty owed to CTT.

3.  The Delaware General Corporation Law provides that CTT may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons will be determined to not have (I) breached the duty of loyalty to CTT or its stockholders; (ii) failed to act in good faith or committed intentional misconduct or a knowing violation of the law; (iii) acted in violation of Delaware General Corporation Law; or (iv) entered into a transaction from which he/she derived an improper personal benefit.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making CTT responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Other Expenses of Issuance and Distribution

CTT will pay all expenses in connection with the registration and sale of the common stock by both CTT and the selling stockholders. The estimated expenses of issuance and distribution (assuming all shares offered are sold) are set forth below.

Expense	Cost
SEC registration fee	$ 100.00	estimated
Transfer Agent fee	$ 1,000.00	estimated
Printing expenses	$ 500.00	estimated
EDGAR filing fees	$ 1,000.00	estimated
Accounting fees and expenses	$ 10,000.00	estimated
Legal fees and expenses	$ 25,000.00	estimated
Total (estimate)	$ 37,600.00

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RECENT SALE OF UNREGISTERED SECURITIES

In the past three fiscal years, CTT has sold the following securities that were not registered under the Securities Act of 1933.

On December 29, 2004, CTT issued 455,001 shares to the shareholders of the Subsidiary for the acquisition of all of the outstanding shares of the Subsidiary pursuant to the terms of the share exchange agreement. CTT relied upon Rule 903 of Regulation S for the applicable exemption to issue the unregistered shares. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been included unless otherwise noted.

Exhibit	Description
3.1
Certificate of Ownership of Slabsdirect.com, Inc. and CTT International Distributors Inc. filed as an Exhibit to CTT’s Form 8-K (Current Report) filed on January 12, 2005 and incorporated herein by reference.
Filed
3.2	Certificate of Incorporation for Slabsdirect.com, Inc. filed as an Exhibit to CTT’s Form 10-SB (Registration Statement) filed on June 28, 2000 and incorporated herein by reference.	Filed
3.3	By-laws of Slabsdirect.com, Inc. filed as an Exhibit to CTT’s Form 10-SB (Registration Statement) filed on June 28, 2000 and incorporated herein by reference.	Filed
3.4	Certificate of Incorporation for CTT Distributors Ltd. filed as an Exhibit to CTT’s Form 10-KSB (Annual Report) filed on April 1, 2005 and incorporated herein by reference.	Filed
3.5	Notice of Articles for CTT Distributors Ltd. filed as an Exhibit to CTT’s Form 10-KSB (Annual Report) filed on April 1, 2005 and incorporated herein by reference.	Filed
3.6	Articles of CTT Distributors Ltd. filed as an Exhibit to CTT’s Form 10-KSB (Annual Report) filed on April 1, 2005 and incorporated herein by reference.	Filed
5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered.	Included
10.1
Share Exchange Agreement dated December 29, 2004, among Slabsdirect.com, Inc, CTT Distributors Ltd., and the shareholders of CTT Distributors Ltd. filed as an exhibit to CTT’s Form 8-K (Current Report) filed on January 6, 2005.
Filed
10.2	Stock Purchase Agreement dated December 29, 2004, between Steven Bruk and Slabsdirect.com, Inc. filed as an exhibit to CTT’s Form 8-K (Current Report) filed on January 6, 2005.	Filed
10.3	Stock Purchase Agreement dated December 29, 2004, between Amit Sankhala and Steven Bruk filed as an exhibit to CTT’s Form 8-K (Current Report) filed on January 6, 2005.	Filed
23.1	Consent of Manning Elliot dated April 22, 2005.	Included
23.2	Consent of Conrad C. Lysiak.	Included

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UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CTT will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
c.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Vancouver, British Columbia, Canada on this 19th day of April, 2005.

CTT International Distributors Inc.

By:  /s/ Amit Sankhala
Amit Sankhala
CEO and Director

Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

Signature	Title	Date
/s/ Amit Sankhala	Chief Executive Officer, President, Chief Financial Officer, principal accounting officer, Secretary, Treasurer, and sole member of the Board of Directors	19 April 2005

Page - 52

Dealer Prospectus Delivery Obligation

Until *, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page - 53

EXHIBIT 5.1

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CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1478
FAX (509) 747-1770

April 20, 2005

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

RE: CTT International Distributors Inc.

Gentlemen:

Please be advised that, I have reached the following conclusions regarding the above offering:

1. CTT International Distributors Inc. (the "Company") is a duly and legally organized and exiting Delaware state corporation, with its registered office located at 3511 Silverside Road, Suite 105, Wilmington, Delaware and its principal place of business located at 1145 West 7th Avenue, Vancouver, British Columbia, Canada V6H 1B5. The Articles of Incorporation and corporate registration fees were submitted to the Delaware Secretary of State's office and filed with the office on November 1, 2004. The Company's existence and form is valid and legal pursuant to the representation above.

2. The Company is a fully and duly incorporated Delaware corporate entity. The Company has one class of common stock at this time and is authorized to issue shares of preferred stock. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The common stock previously issued by the Company is in legal form and in compliance with the laws of the State of Delaware, and when such stock was issued it was fully paid for and non-assessable. The common stock to be sold under this Form SB-2 Registration Statement is likewise legal under the laws of the State of Delaware.

3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

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Securities and Exchange Commission
RE: CTT International Distributors Inc.
April 20, 2005

5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6. All tax benefits to be derived from the Company’s operations shall inure to the benefit of the Company. Shareholders will receive no tax benefits from their stock ownership, however, this must be reviewed in light of the Tax Reform Act of 1986.

7. By directors’ resolution, the Company has authorized the issuance of up to 2,500,000 shares of common stock.

8. The Company's Articles of Incorporation presently provide the authority to the Company to issue 30,000,000 shares of common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share.

Therefore, the Board of Directors’ Resolution which authorized the issuance for sale of up to 2,500,000 shares of common stock was within the authority of the Company’s directors and the shares, when issued, will be validly issued, fully paid and non-assessable.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak

Page - 56

EXHIBIT 23.1

Page - 57

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of CTT International Distributors Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
April 22, 2005

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EXHIBIT 23.2

Page - 59

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, CTT International Distributors Inc.

DATED this 20th day of April, 2005.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak

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